Exhibit 99.1

Cinedigm Closes Acquisition of Digital Media Rights

Deal adds 10 new channels and 7,500 Movies and Television Series to Cinedigm’s booming streaming business

LOS ANGELES — (March 29, 2022) — Cinedigm Corp. (“Cinedigm” or the “Company”), a premier streaming technology and entertainment company super-serving enthusiast fan bases, today announced that the Company has closed the acquisition of Digital Media Rights (DMR), a diversified specialty streaming, advertising, and content distribution company with significant expertise in building audiences for global content in North America. The acquisition closed on March 28, 2022 with a purchase price of $16.4 million, payable in installments. The Company paid the first payment of $8 million in cash at closing, which was funded with cash on hand. Cinedigm will make additional payments totaling $8.4 million in cash or stock at the Company’s discretion. Cinedigm will pay annual installment payments of $3.0 million, $3.0 million and $2.4 million at 12, 24, and 36 months from the closing date, respectively. Cinedigm expects the acquisition will generate approximately $10 million in incremental revenue and $3 million in incremental Adjusted EBITDA over the next 12 months.

The acquisition of DMR scales up Cinedigm to over 30 streaming channel services, 46,000 films and television episodes and 40 million monthly viewers, while adding approximately 18.5 million social subscribers and 4+ billion views. With the addition of DMR’s owned and operated, proprietary channels – specializing in genres ranging from anime and pan-Asian programming, to action, horror, arthouse, romance, kid’s series, K-pop and more - the Company will now operate 15 wholly-owned streaming services, which comprises over 50% of Cinedigm’s channel portfolio. Given DMR’s strong programming and tight demographic alignment with Cinedigm’s existing subscription services, the Company plans on leveraging its substantial content library to strengthen both Cinedigm and DMR’s existing channels beginning immediately. The combined library will also serve as a cornerstone of the Company’s forthcoming umbrella streaming service.

Founded more than a decade ago by media industry veterans Michael Hong and David Chu, the New York-based DMR focuses on four key streaming-based businesses. First, the company is a leading global distributor of feature films and television series for the streaming eco-system, with over 7,500 titles under distribution. Second, DMR operates 10 streaming channels focused on enthusiast audiences.  Six of these proprietary streaming services are available as free ad-supported streaming television (FAST) channels and video-on-demand apps. Third, through its DMR Social unit, DMR curates social video channels for its streaming brands and brings extensive expertise in curating content to help drive new distribution, revenue, and marketing opportunities. Finally, DMR operates an Ad Network & Marketplace generating more than 100 million Connected TV impressions a month against long-form, premium movies and television shows across their owned-and-operated along with select partner channels with an average ad completion rate of over 95%.

“We are thrilled to have completed the acquisition of DMR,” said Chris McGurk, Chairman and CEO at Cinedigm. “We were very deliberate in structuring a deal that works not only to the advantage of DMR and Cinedigm but also to that of our shareholders, particularly given current financial market conditions. This also underscores Cinedigm’s strong debt-free balance sheet. We expect this acquisition to be immediately accretive and to provide multiple synergies across Cinedigm’s entire business.”

“Digital Media Rights is the perfect complement to Cinedigm,” said Erick Opeka, President of Networks and Chief Strategy Officer. “Together, we will now have the largest streaming channel portfolio and a library in size rivaling the largest players in the industry. We are also bringing aboard a team that has extensive experience building brands and communities that fans love. We look forward to building the next great streaming company, starting today.”

“We are very excited to close the deal with Cinedigm,” said Mr. Chu, Co-Founder and CEO of DMR. “As our teams are incredibly aligned, I believe we’ll be able to hit the ground running by tapping into our collective resources and areas of expertise to scale up our streaming services to make them truly standout in the marketplace. With our combined catalog of premium movies and TV shows, and our strong fan engagement across social media, we look forward to attracting new audiences to our services.”

Added Mr. Hong, DMR Co-Founder and Chairman, “We have been on an incredible journey since starting this company, during which we have watched the streaming video ecosystem evolve, as our industry has transformed and the way we consume content has been disrupted, to say the least. Cinedigm’s clear understanding of this evolution and transformation, and our shared vision, is a big part of what makes this deal such a logical and attractive one for all parties.”

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About Cinedigm:

For over 20 years, Cinedigm (NASDAQ: CIDM) has led the digital transformation of the entertainment industry. Today, Cinedigm entertains consumers around the globe by providing premium feature film and television series, enthusiast streaming channels and technology services to the world’s largest media, retail and platform companies. As a leader in the streaming ecosystem, Cinedigm continues its legacy as an innovator through its adoption of next-generation technologies, such as artificial intelligence and machine learning, across its proprietary, highly scalable Matchpoint® technology platform. For more information, visit cinedigm.com.

About DMR:

DMR (aka Digital Media Rights) is a privately-held digital media and entertainment company founded a decade ago by industry veterans Michael Hong and David Chu. Pioneers in digital entertainment, DMR is transforming the industry while specializing in OTT Channels and Digital Distribution.

As a publisher and developer, DMR owns and operates seven OTT channels that have become leading destinations for their respective genres: AsianCrush (pan-Asian), Midnight Pulp (horror/thriller/action), Cinehouse (general entertainment), RetroCrush (classic anime), Cocoro (kids/family), and KMTV (K-Pop), and Cinehouse Selects (arthouse). These are available as video-on-demand (AVOD and/or SVOD) apps on Smart TVs, mobile and connected TV devices; on Xbox One and Xbox Series X|S consoles; on the web; and/or as linear, free ad supported television (FAST) channels on LG Channels, Peacock, Plex, Redbox, The Roku Channel, Samsung TV Plus, STIRR and VIZIO SmartCast. Its DMR Social division curates several social video channels for most of the above brands, as well as C-Crush (Chinese TV shows and movies), Cinehouse Romance (romance), K-Crush (Korean pop culture) and QTTV (LGBTQ+).

DMR is also one of the world’s largest content aggregators and distributors with a catalog containing more than 7,500 premium titles from leading TV networks, studios, producers and sales agents. The company has cultivated distribution deals with Amazon Instant Video, Amazon Prime, Hulu, Netflix, Cable VOD, iTunes, Google Play, FandangoNow, Tubi, PlutoTV, Crackle, Hoopla, Kanopy, Vudu, to name a few. The DMR Advertising Marketplace provides video and display ads via direct sales and programmatic channels (Connected TV, desktop, and mobile) while connecting brands and media buying agencies to premium publishers. For more information, visit digitalmedarights.com

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm’s filings with the Securities and Exchange Commission, including Cinedigm’s registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are “forward-looking’’ statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act’’). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as “expects,” “anticipates,’’ “intends,’’ “plans,’’ “could,” “might,” “believes,’’ “seeks,” “estimates’’ or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm’s management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Press Contacts:

DKC Public Relations	High Touch Investor Relations
cinedigm@dkcnews.com	Cinedigm@htir.net

Don Ciaramella / Matt Biscuiti

The Lippin Group for DMR

don@lippingroup.com / matt@lippingroup.com